Exhibit 4.5

SECURITY AGREEMENT

This Security Agreement (the "Security Agreement"), dated as of July 31, 2009, is by and between (i) AdMax Media, Inc., a Nevada corporation (the "Debtor"), and (ii) Agile Opportunity Fund, LLC, a Nevada limited liability company (the "Secured Party").

Background

1.
Lenco Mobile, Inc., the parent of Debtor, (the "Parent") issued the Secured Party a Secured Convertible Promissory Note (the "Note") in the principal amount of $718,500, pursuant to a Securities Purchase and Restructuring Agreement among the Parent, the Secured Party and the other parties signatory thereto dated of even date herewith (the "Securities Purchase Agreement").  Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Securities Purchase Agreement.

2.
To induce the Secured Party to enter into the Securities Purchase Agreement, the Debtor has agreed to provide the Secured Party with a first priority security interest in the Collateral (as hereinafter defined).

Now, therefore, in consideration of the promises and the mutual covenants and agreements herein set forth, and in order to induce the Secured Party to purchase the Note, the Debtor hereby agrees with the Secured Party as follows:

Section 1.       Grant of Security Interest.  The Debtor hereby grants to the Secured Party, on the terms and conditions hereinafter set forth, a first priority lien and security interest in the collateral hereinafter identified (the "Collateral").

Section 2.       Collateral.  The Collateral is all tangible and intangible assets of the Debtor of whatever kind and nature (including, without limitation, all intellectual property of whatever kind or nature of the Debtor including patents, trademarks, tradenames, copyrights and all other intellectual property and any applications or registrations therefore, accounts, chattel paper, commercial tort claims, documents, equipment, farm products, general intangibles, instruments, inventory, investment property, and the equity of all of Debtor's subsidiaries), in each case whether now owned or hereafter acquired and wherever located, and all proceeds thereof, together with all proceeds, products, replacements and renewals thereof.

Section 3.       Representations and Warranties; Covenants.  The Debtor hereby represents, warrants and covenants as follows:

(a)	The Debtor has title to the Collateral free from any lien, security interest, encumbrance or claim.

(b)	The Debtor will maintain the Collateral so as to preserve its value subject to wear and tear in the ordinary course.

(c)	The Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

(d)
The Debtor will pay when due all existing or future charges, liens, or encumbrances on the Collateral, and will pay when due all taxes and assessments now or hereafter imposed or affecting the Collateral unless such taxes or assessments are diligently contested by the Debtor in good faith and reasonable reserves are established therefor.

(e)
All information with respect to the Note and the Collateral and account debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by the Debtor to the Secured Party, and all other written information heretofore or hereafter furnished by the Debtor to the Secured Party, is or will be true and correct in all material respects, as of the date furnished.

(f)
As soon as practicable following the date of execution of this Security Agreement and in any event within five (5) business days of such date, the Secured Party will prepare, execute and file with the Secretary of State in the State of Nevada, a UCC-1 Financing Statement covering the Collateral, naming the Secured Party as Secured Party thereunder.

(g)
The Debtor will keep its records concerning the Collateral at its address shown in Section 2(b) of the Perfection Certification.  Such records will be of such character as to enable the Secured Party or their representatives to determine at any time the status thereof, and the Debtor will not, unless the Secured Party shall otherwise consent in writing, maintain any such record at any other address.

(h)	The Debtor will furnish the Secured Party information on a quarterly basis concerning the Debtor, the Note and the Collateral as the Secured Party may at any time reasonably request.

(i)
The Debtor will permit the Secured Party and its representatives at any reasonable time during normal business hours and on five (5) day prior written notice to inspect and audit any and all of the Collateral and all records and all other papers in possession of the Debtor pertaining to the Note and the Collateral and will, on the written request of the Secured Party, deliver to the Secured Party all such records and papers for the purpose of enabling the Secured Party to inspect and audit.   Any of the Debtor's records delivered to the Secured Party shall be returned to the Debtor as soon as the Secured Party shall have completed its inspection, audit and/or copying thereof. The Secured Party covenants and agrees to keep and hold all records and all other papers in possession of the Debtor pertaining to the Note and the Collateral confidential and shall not copy,  reproduce or disclose the same to any third party without the prior written consent of the Debtor.

(j)	The Debtor has set forth on Schedule 3(j) a schedule identifying the material assets that comprise the Collateral subject to the security interest of this Security Agreement as of the date hereof.

(k)
If and when so requested by the Secured Party, the Debtor will stamp on the records of the Debtor concerning the Collateral a notation, in a form reasonably satisfactory to the Secured Party, of the security interest of the Secured Party under this Security Agreement.

Section 4.       Disposition of Collateral in Ordinary Course.  Debtor shall not sell, transfer, assign, convey, license, grant any right to use or otherwise dispose of any Collateral  except in the ordinary course of business, without the prior written consent of the Secured Party.

Section 5.       Secured Party May Perform.  Upon the occurrence and continuation of an "Event of Default" under the Note, at the option of the Secured Party the Secured Party may discharge taxes, liens or security interests, or other encumbrances at any time hereafter levied or placed on the Collateral; may pay for insurance required to be maintained on the Collateral pursuant to Section 3; and may pay for the maintenance and preservation of the Collateral.  The Debtor agrees to reimburse the Secured Party on demand for any payment made, or any expense incurred, by the Secured Party pursuant to the foregoing authorization.  Until the occurrence and continuation of an Event of Default, the Debtor may have possession of the Collateral and use it in any lawful manner not inconsistent with this the Security Agreement.

Section 6.       Obligations Secured; Certain Remedies.  This Security Agreement secures the payment and performance of all obligations of the Parent to the Secured Party under the Note and the other Loan Documents executed in connection therewith, whether now existing or hereafter arising and whether for principal, interest, costs, fees or otherwise (collectively, the "Obligations").  Upon the occurrence and continuation of an Event of Default under the Note and/or the other Loan Documents, the Secured Party may declare all obligations secured hereby immediately due and payable and may exercise the remedies of a secured party under the Uniform Commercial Code.  Without limiting the foregoing, the Secured Party may require the Debtor to assemble the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties or to execute appropriate documents of assignment, transfer and conveyance, in each case, in order to permit the Secured Party to take possession of and title to the Collateral.  Unless the Collateral is perishable or threatens to decline rapidly in value or is of a type customarily sold on a recognized market, the Secured Party will give the Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made.  The requirements of reasonable notice shall be met if such notice is mailed to the Debtor via registered or certified mail, postage prepaid, at least thirty (30) days before the time of sale or disposition.  Expenses of retaking, holding, preparing for sale, selling or the like, shall include the Secured Party's reasonable attorneys' fees and legal expenses.

Section 7.       Debtor Remains Liable.  Anything herein to the contrary notwithstanding:

(a)
Notwithstanding the exercise of any remedy available to the Secured Party hereunder or at law in connection with an Event of Default, the Parent shall remain liable to repay the balance remaining unpaid and outstanding under the Note after the value or proceeds received by the Secured Party in connection with such remedy is subtracted.  The Secured Party shall promptly deliver and pay over to the Debtor any portion of the value or proceeds received in connection with such remedy that remains after the unpaid and outstanding portion of the Note is paid in full.

(b)
The Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed.

(c)	The exercise by the Secured Party of any of its rights hereunder shall not release the Debtor from any of its duties or obligations under any such contracts or agreements included in the Collateral.

(d)
The Secured Party shall not have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 8.       Security Interest Absolute.  All rights of the Secured Party and the security interests granted to the Secured Party hereunder shall be absolute and unconditional, to the maximum extent permitted by law, irrespective of:

(a)	Any lack of validity or enforceability of the Note or any other document or instrument relating thereto;

(b)
Any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations or any other amendment to or waiver of or any consent to any departure from the Note or any other Loan Document;

(c)
Any exchange, release or non-perfection of any collateral (including the Collateral), or any release of or amendment to or waiver of or consent to or departure from any guaranty, for all or any of the Obligations; or

(d)	Any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Debtor, a guarantor or a third party grantor of a security interest.

Section 9.       Additional Assurances.  At the request of the Secured Party, the Debtor will join in executing or will execute, as appropriate, all necessary financing statements in a form reasonably satisfactory to the Secured Party, and the Debtor will pay the cost of filing such statements, including all statutory fees.  The Debtor will further execute all other instruments deemed necessary by the Secured Party and pay the cost of filing such instruments.  The Debtor warrants that no financing statement covering Collateral or any part or proceeds thereof is presently on file in any public office.  The Debtor covenants that it will not grant any other security interest in the Collateral without first obtaining the written consent of the Secured Party.

Section 10.     Representations, Warranties and Covenants Concerning Debtor's Legal Status.

(a)	The Debtor has previously executed and delivered to the Secured Party a Perfection Certificate in the form of Schedule I hereto. The Debtor represents and warrants to the Secured Party as follows:

(i)	Debtor's exact legal name is as indicated on the Perfection Certificate and on the signature page hereof;

(ii)	Debtor is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate;

(iii)	the Perfection Certificate accurately sets forth Debtor's organizational identification number or accurately states that Debtor has none;

(iv)	the Perfection Certificate accurately sets forth Debtor's place of business or, if more than one, its chief executive office as well as Debtor's mailing address, if different; and

(v)	all other information set forth on the Perfection Certificate is accurate and complete.

(b)	The Debtor covenants with the Secured Party as follows:

(i)
without providing fifteen (15) days' prior written notice to the Secured Party, Debtor will not change its name, its place of business, or, if more than one, its chief executive offices or its mailing address or organizational identification number, if it has one;

(ii)	if Debtor does not have an organizational identification number and later obtains one, Debtor shall forthwith notify the Secured Party of such organizational identification number; and

(iii)	without providing fifteen (15) days prior written notice to the Secured Party, Debtor will not change its type of organization or jurisdiction of organization.

Section 11.     Expenses.  The Debtor will upon demand pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral upon the occurrence and continuation of an Event of Default, (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder, or (iii) the failure by the Debtor to perform or observe any of the provisions hereof.

Section 12.     Notices of Loss or Depreciation.  The Debtor will immediately notify the Secured Party of any material claim, suit or proceeding against any Collateral or any material event causing loss or depreciation in the value of Collateral, including an estimate the amount of such loss or depreciation.

Section 13.     No Waivers.  No waiver by the Secured Party of any default shall operate as a waiver of any other default or of the same default on any subsequent occasion.

Section 14.     Successor and Assigns.  The Secured Party shall have the right to assign this Security Agreement and its rights hereunder without the consent of the Debtor.  All rights of the Secured Party shall inure to the benefit of the successors and assigns of the Secured Party.  All obligations of the Debtor shall be binding upon the Debtor's successors and assigns.

Section 15.     No Grant of Security Interest on Assets.  The Debtor covenants that it shall not grant a security interest in any of its assets, tangible or intangible, except for the security interest granted in the Collateral to the Secured Party hereunder.

Section 16.     Governing Law; Jurisdiction.  This Security Agreement shall be governed by the laws of the State of New York, without giving effect to such jurisdiction's principles of conflict of laws, except to the extent that the validity or the perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.  Each of the parties hereto submits to the personal jurisdiction of and each agrees that all proceedings relating hereto shall be brought in federal or state courts located in the State of New York.

Section 17.     Counterparts.  This Security Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

Section 18.     Remedies Cumulative.  The rights and remedies herein are cumulative, and not exclusive of other rights and remedies which may be granted or provided by law.

Section 19.     Notices.  Any notices required or permitted to be given under the terms of this Note shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party.  The addresses for such communications shall be:

If to the Lender:                            Agile Opportunity Fund, LLC
1175 Walt Whitman Road, Suite 100A
Melville, NY 11747
Attn:  David Propis
Facsimile: (631) 424-9010

With a copy to (which shall not constitute notice):

Westerman Ball Ederer Miller & Sharfstein, LLP
170 Old Country Road
Mineola, NY 11501
Attn:  Alan C. Ederer, Esq.
Facsimile: (516) 622-9212

If to the Debtor:

AdMax Media, Inc.
10409 Strathmore Drive
Santee, CA  92071
Attn:  Michael Levinsohn
Facsimile: (619) 890-8747

With a copy to (which shall not constitute notice):

Sheppard, Mullin, Richter & Hampton, LLP
12275 El Camino Real, Suite 200
San Diego, CA 92130
Attn:  James A. Mercer III
Facsimile: (858) 523-6705

Section 20.      Entire Agreement.  This Security Agreement and the documents and instruments referred to herein embody the entire agreement entered into between the parties relating to the subject matter hereof, and may not be amended, waived, or discharged except by an instrument in writing executed by the Secured Party.

Section 21.     Termination.  This Security Agreement shall terminate upon the repayment in full of the Note upon which the Secured Party shall cooperate in the filing of the necessary or appropriate documents and instruments to release the security interest created hereby and will execute and deliver any and all documents and/or instruments reasonably requested by Debtor in connection therewith.

[Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, by their duly authorized agents, have executed this Security Agreement as of the date set forth above.

ADMAX MEDIA, INC.

By: /s/ Michael Levinsohn
Name: Michael Levinsohn
Title: President & Chief Executive Officer

AGILE OPPORTUNITY FUND, LLC By: AGILE INVESTMENTS, LLC, Managing Member

By: /s/ David I. Propis
Name: David I. Propis
Title: Managing Member

[SIGNATURE PAGE TO SECURITY AGREEMENT]